As filed with the Securities and Exchange Commission on November 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENBRIDGE INC.

(Exact name of Registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation or organization)

None

(I.R.S. Employer Identification No.)

200, 425 — 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

Telephone Number: 1-403-231-3900

(Address and telephone number of Registrant’s principal executive offices)

Valorie Wanner

Enbridge (U.S.) Inc.

5400 Westheimer Court

Houston, Texas 77056

Telephone Number: (713) 627-5818

(Name, address and telephone number of agent for service)

Copies to:

Robert E. Buckholz Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Telephone Number: (212) 558-4000	Tyler W. Robinson Vice President & Corporate Secretary Enbridge Inc. 200, 425 — 1st Street S.W. Calgary, Alberta, Canada T2P 3L8 Telephone Number: 1-403-231-3900

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee(3)(5)
Debt Securities
Common Shares
Preference Shares
Total	US$4,900,000,000(4)	100%	US$4,900,000,000	US$610,050

(1)                    There is being registered hereunder an indeterminate number of securities of Enbridge Inc. (the “Registrant”) as from time to time may be issued at prices determined at the time of issuance.

(2)                    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)                    The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

(4)                    In U.S. dollars or the equivalent thereof in foreign denominated currencies.

(5)                    An aggregate of US$730,170 of the amount of the registration fee was previously paid in connection with the registration of US$6,300,000,000 of unissued securities under the Registrant’s F-10 shelf registration statement (File No. 333-220471), filed on September 15, 2017. Pursuant to Rule 457(p) under the Securities Act of 1933, such previously paid registration fee is being offset against the registration fee due for this registration statement. Accordingly, no fee is being paid at the time of filing of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2017.

PROSPECTUS

ENBRIDGE INC.

US$4,900,000,000

DEBT SECURITIES

COMMON SHARES

PREFERENCE SHARES

We may from time to time offer our debt securities, common shares and cumulative redeemable preference shares (the “preference shares” and, together with our debt securities and common shares, the “Securities”), up to an aggregate initial offering price of US$4,900,000,000 (or its equivalent in Canadian dollars or any other currency or currency unit used to denominate the Securities). We may offer the Securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus (the “Prospectus”).

The specific variable terms of any offering of Securities will be set forth in one or more supplements to this Prospectus (a “Prospectus Supplement”) including, where applicable: (i) in the case of common shares or preference shares, the number of shares offered and the offering price; and (ii) in the case of debt securities, the designation, any limit on the aggregate principal amount, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any terms of redemption, any conversion or exchange rights and any other specific terms of the debt securities. You should read this Prospectus and any applicable Prospectus Supplement before you invest in any Securities.

The Corporation’s common shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “ENB”. Certain series of the Corporation’s preference shares are listed on the TSX. On November 10, 2017, the last reported sales price of our common shares on the NYSE was US$36.48 per share and the last reported sales price of our common shares on the TSX was Cdn$46.29 per share.

The Securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of the Securities in any applicable Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this Prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable Prospectus Supplement.

You should read this Prospectus and any accompanying Prospectus Supplement carefully before you invest in the Securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

Investing in these Securities involves certain risks. To read about certain factors you should consider before buying any of the Securities, see “Risk Factors” section on page 9 of this Prospectus and in our most recent annual report on Form 40-F, which is incorporated by reference herein, as well as any other reports on Form 6-K that are specifically incorporated by reference herein and, if any, in an applicable Prospectus Supplement.

This Prospectus is dated November 13, 2017

The Corporation has not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this Prospectus or in any accompanying supplement to this Prospectus. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus and any accompanying supplement to this Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this Prospectus and any accompanying supplement to this Prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this Prospectus and any supplement to this Prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this Prospectus or a supplement are delivered or sale pursuant to this Prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale.  You should not consider any information in this Prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our Securities.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell up to an aggregate US$4,900,000,000 of the Securities in one or more offerings. This Prospectus provides you with a general description of the Securities that may be offered pursuant to this Prospectus. Each time we offer Securities pursuant to this Prospectus, we will provide you with one or more Prospectus Supplements that will provide specific information about the Securities being offered and describe the specific terms of that offering. A Prospectus Supplement may also include a discussion of any additional risk factors or other special considerations that apply to the Securities being offered and add to, update or change the information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and any Prospectus Supplement, you should rely on the Prospectus Supplement. You should read both this Prospectus and any Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any Securities.

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars or Cdn$. “U.S. dollars” or “US$” means lawful currency of the United States. Unless otherwise indicated, all financial information included in this Prospectus or included in any Prospectus Supplement is determined using U.S. generally accepted accounting principles (“U.S. GAAP”) Except as set forth under “Description of Debt Securities” and “Description of Share Capital”, and unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Enbridge”, the “Corporation”, “we”, “us” and “our” mean Enbridge Inc. and its subsidiaries, partnership interests and joint venture investments.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference into this Prospectus, contain both historical and forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). This information has been included to provide readers with information about the Corporation and its subsidiaries and affiliates, including management’s assessment of the Corporation’s and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this Prospectus include, but are not limited to, statements with respect to the following: expected earnings before interest and income taxes (“EBIT”) or expected adjusted EBIT; expected earnings/(loss) or adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows; expected performance of the Liquids Pipelines business; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected costs related to announced projects and projects under construction; expected in-service dates for announced projects and projects under construction; expected capital expenditures; expected equity funding requirements for the Corporation’s commercially secured growth program; expected future growth and expansion opportunities; expectations about the Corporation’s joint venture partners’ ability to complete and finance projects under construction; expected closing of acquisitions and dispositions; estimated future dividends; recovery of the costs of the Canadian portion of the Line 3 Replacement Program (the “Canadian L3R Program”); expected expansion of the T-South System and Spruce Ridge Program; expected capacity of the Hohe See Expansion Offshore Wind Project; expected costs in connection with Line 6A and Line 6B crude oil releases; expected effect of Aux Sable Consent Decree; expected future actions of regulators; expected costs related to leak remediation and potential insurance recoveries; expectations regarding commodity prices; supply forecasts; the expected use of proceeds and dividends; expectations regarding the impact of the Merger Transaction (as defined below) including the combined Corporation’s scale, financial flexibility, growth program, future business prospects and performance; impact of the Canadian L3R Program on existing integrity programs; dividend payout policy; dividend growth and dividend payout expectation; and expectations on impact of hedging program.

Although the Corporation believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (“NGL”) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labour and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for the Corporation’s projects; anticipated in-service dates; weather; the realization of anticipated benefits and synergies of the Merger Transaction; governmental legislation; acquisitions and the timing thereof; the success of integration plans; impact of the dividend policy on the Corporation’s future cash flows; credit ratings; capital project funding; expected EBIT or expected adjusted EBIT; expected earnings/(loss) or adjusted earnings/(loss); expected earnings/(loss) or adjusted earnings/(loss) per share; expected future cash flows; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Corporation’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which the Corporation operates and may impact levels of demand for the Corporation’s services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to the impact of the Merger Transaction on the Corporation, expected EBIT, adjusted EBIT, earnings/(loss), adjusted earnings/(loss) and associated per share amounts, or estimated future dividends. The most relevant assumptions associated with forward-looking statements on announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes.

The Corporation’s forward-looking statements are subject to risks and uncertainties pertaining to the impact of the Merger Transaction, operating performance, regulatory parameters, dividend policy, project approval and support, renewals of rights of way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities, including but not limited to those risks and uncertainties discussed in this Prospectus and in documents incorporated by reference into this Prospectus. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and the Corporation’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, the Corporation assumes no obligation to publicly update or revise any forward-looking statements made in this Prospectus or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to the Corporation or persons acting on the Corporation’s behalf, are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the information requirements of the U.S. Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information are available on the SEC’s website at www.sec.gov. Prospective investors may read and copy any document the Corporation has filed with the SEC at the SEC’s public reference room in Washington, D.C. and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Additionally, prospective investors may read and download some of the documents the Corporation has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Reports and other information about the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Corporation has filed with the SEC under the U.S. Securities Act, a registration statement on Form F-3 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this Prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this Prospectus and information incorporated by reference into this Prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the U.S. Exchange Act until the termination of the offering of the Securities under this Prospectus:

•                  annual information form of the Corporation dated February 17, 2017 for the year ended December 31, 2016 (the “AIF”), included as an exhibit to the Corporation’s Form 40-F for the year ended December 31, 2016, filed with the SEC on February 17, 2017;

•                  consolidated comparative financial statements of the Corporation as at and for the years ended December 31, 2016 and 2015 and the auditors’ report thereon, prepared in accordance with U.S. GAAP, filed on Form 6-K with the SEC on April 6, 2017;

•                  management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2016, filed on Form 6-K with the SEC on April 6, 2017;

•                  unaudited interim consolidated comparative financial statements of the Corporation as at and for the three and nine months ended September 30, 2017, prepared in accordance with U.S. GAAP, filed on Form 6-K with the SEC on November 2, 2017;

•                  management’s discussion and analysis of financial condition and results of operations for the three and nine month periods ended September 30, 2017, filed on Form 6-K with the SEC on November 2, 2017;

•                  business acquisition report of the Corporation dated May 10, 2017 (the “BAR”) relating to the acquisition by the Corporation, effective February 27, 2017, of all the outstanding common stock of Spectra Energy Corp (“Spectra Energy”) pursuant to a stock-for-stock merger transaction (the “Merger Transaction”), filed on Form 6-K with the SEC on June 2, 2017;

•                  material change report of the Corporation dated March 3, 2017 relating to the completion of the Merger Transaction, filed on Form 6-K with the SEC on March 6, 2017;

•                  management information circular of the Corporation dated March 13, 2017 relating to the annual meeting of the shareholders of the Corporation held on May 11, 2017, filed on Form 6-K with the SEC on April 6, 2017; and

•                  management information circular of the Corporation dated November 10, 2016 relating to the special meeting of shareholders held on December 15, 2016 (the “Transaction Circular”), filed on Form 6-K with the SEC on November 15, 2016.

For the avoidance of doubt, the financial statements of Spectra Energy as well as the pro forma financial statements forming part of and contained in the Transaction Circular, including the summary descriptions thereof, do not form part of this Prospectus as such financial information was modified and superseded by the financial information forming part of and contained within the BAR.  Additionally, the fairness opinion prepared by RBC Dominion Securities Inc. dated September 5, 2016 appended as Appendix D to the Transaction Circular and the summaries thereof at pages 23 and 66 to 67 of the Transaction Circular and the fairness opinion prepared by Credit Suisse Securities (Canada), Inc. dated September 5, 2016 appended as Appendix C to the Transaction Circular and the summaries thereof at pages 22 to 23 and 66 of the Transaction Circular are not incorporated into this Prospectus.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this Prospectus if the Form 6-K filing specifically states that it is incorporated by reference into the Registration Statement of which this Prospectus forms a part.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Enbridge, Suite 200, 425 - 1st Street S.W., Calgary, Alberta, T2P 3L8 (telephone 1-403-231-3900). You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents that we file with or furnish to the SEC are also available on the website maintained by the SEC (www.sec.gov). This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this Prospectus.

THE CORPORATION

Enbridge was incorporated under the Companies Ordinance of the Northwest Territories and was continued under the Canada Business Corporations Act. The Corporation is a leading North American energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. As a transporter of energy, the Corporation delivers an average of 2.8 million barrels of crude oil each day through its Mainline and Express Pipeline, and accounts for approximately 65% of United States bound Canadian crude oil exports. The Corporation also moves approximately 20% of all natural gas consumed in the United States, serving key supply basins and demand markets. As a distributor of energy, the Corporation’s regulated utilities serve approximately 3.6 million retail customers in Ontario, Quebec, New Brunswick and New York State. As a generator of energy, the Corporation has a growing involvement in electricity infrastructure with interests in more than 2,500 megawatts (net) of renewable generating capacity in North America and Europe.

Enbridge is a public company trading on both the Toronto Stock Exchange and the New York Stock Exchange under the ticker symbol “ENB”. Enbridge’s principal executive offices are located at Suite 200, 425 - 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, and its telephone number is 1-403-231-3900.

RISK FACTORS

Investment in the Securities is subject to various risks.  Before deciding whether to invest in any Securities, investors should consider carefully the risks incorporated by reference in this Prospectus (including documents that are subsequently filed with the SEC and incorporated by reference) and those described in any Prospectus Supplement.

Discussions of certain risks affecting the Corporation in connection with its business and risks relating to the Merger Transaction are provided in the AIF, the Corporation’s management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2016, the Corporation’s management’s discussion and analysis of financial condition and results of operations for the three and nine months ended September 30, 2017 and the Transaction Circular filed with the various securities regulatory authorities, which are incorporated by reference in this Prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

	For the Nine
	Months
	Ended
	September	For the Year Ended December 31,
	30, 2017	2016	2015	2014	2013	2012
		(unaudited)

Ratio of earnings to fixed charges	2.6	2.1	1.0	2.2	1.6	2.3
Ratio of earnings to fixed charges and preferred dividends	2.3	1.8	1.0	1.8	1.3	2.0

Earnings are defined as pretax earnings before income (loss) from equity investments, plus fixed charges, plus distributed income of equity investments, less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of deferred debt costs and discounts, and an estimate of the interest within rental expense.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Corporation to be used for general corporate purposes, which may include reducing outstanding indebtedness and financing capital expenditures, investments and working capital requirements of the Corporation. Specific information about the use of proceeds from the sale of any Securities will be set forth in a Prospectus Supplement. The Corporation may invest funds that it does not immediately require in short-term marketable debt securities. The Corporation expects that it may, from time to time, issue securities other than pursuant to this Prospectus.

The net proceeds to be received by the Corporation from the sale of the Securities from time to time under this Prospectus are not expected to be applied to fund any specific project. The Corporation’s overall corporate strategy and major initiatives supporting its strategy are summarized in the Corporation’s management’s discussion and analysis for the year ended December 31, 2016, as modified or superseded by information contained in the Corporation’s management’s discussion and analysis for the three and nine months ended September 30, 2017, and any subsequent periods, incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

In this section, the terms “Corporation” and “Enbridge” refer only to Enbridge Inc. and not to its subsidiaries, partnerships interests or joint venture investments. The following description sets forth certain general terms and provisions of the debt securities. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Indenture

The debt securities will be issued under an indenture dated February 25, 2005, as amended and supplemented from time to time (the indenture as amended and supplemented, the “Indenture”), between Enbridge and Deutsche Bank Trust Company Americas, as trustee. Debt securities issued under the Indenture will not be offered or sold to persons in Canada pursuant to this Prospectus.

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture or otherwise. The Indenture provides that debt securities will be in registered form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Unless otherwise specified in the applicable Prospectus Supplement, debt securities may be issued in whole or in part in a global form and will be registered in the name of and be deposited with The Depository Trust Company or its nominee, Cede & Co. The debt securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000, or in such other denominations as may be set out in the terms of the debt securities of any particular series.

General

Material Canadian and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be unsecured obligations and will rank equally with all of the Corporation’s other unsecured and unsubordinated indebtedness.  Enbridge is a holding company that conducts substantially all of its operations and holds substantially all of its assets through its subsidiaries.  As at September 30, 2017, the long-term debt (excluding the current portion, as well as guarantees and intercompany obligations between the Corporation and its subsidiaries) of Enbridge and its subsidiaries totalled approximately $61.4 billion, of which approximately $40.2 billion is subsidiary debt. The debt securities issued under this Prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Enbridge’s subsidiaries.

The Indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part and is available as described above under “Where You Can Find More Information”. The Indenture will be described in a Prospectus Supplement for such debt securities. For further details, prospective investors should refer to the Indenture and the applicable Prospectus Supplement.

Debt securities may also be issued under new supplemental indentures between us and a trustee or trustees as will be described in a Prospectus Supplement for such debt securities. The Corporation may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

The Prospectus Supplement will set forth additional terms relating to the debt securities being offered, including covenants, events of default, provisions for payments of additional amounts and redemption provisions.

The Prospectus Supplement will also set forth the following terms relating to the debt securities being offered:

•                  the title of the debt securities of the series;

•                  any limit upon the aggregate principal amount of the debt securities of the series;

•                  the party to whom any interest on a debt security of the series shall be payable;

•                  the date or dates on which the principal of (and premium, if any, on) any debt securities of the series is payable;

•                  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which interest will be payable and the regular record date for interest payable on any interest payment date;

•                  the place or places where principal and any premium and interest are payable;

•                  the period or periods if any within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of the Corporation;

•                  the obligation, if any, of the Corporation to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the terms and conditions upon which debt securities of the series may be redeemed or purchased, in whole or in part pursuant to such obligation;

•                  if other than denominations of $1,000 and any integral multiples of $1,000, the denominations in which the debt securities are issuable;

•                  if the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•                  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series will be payable, and any related terms;

•                  if the principal of or any premium or interest on any debt securities of the series is to be payable, at the election of the Corporation or the holders, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, specific information relating to the currency, currencies or currency units, and the terms and conditions relating to any such election;

•                  if other than the entire principal amount, the portion of the principal amount of any debt securities of the series that is payable upon acceleration of maturity;

•                  if the principal amount payable at maturity of the debt securities of the series is not determinable prior to maturity, the amount that is deemed to be the principal amount prior to maturity for purposes of the debt securities and the indenture;

•                  if applicable, that the debt securities of the series are subject to defeasance and/or covenant defeasance;

•                  if applicable, that the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for the global securities, the form of any legend or legends which will be borne by such global securities and any additional terms related to the exchange, transfer and registration of securities issued in global form;

•                  any addition to or change in the events of default applicable to the debt securities of the series and any change in the right of the trustee or the holders of the debt securities to accelerate the maturity of the debt securities of the series;

•                  any addition to or change in the covenants described in this Prospectus applicable to the debt securities of the series;

•                  if the debt securities are to be subordinated to other of the Corporation’s obligations, the terms of the subordination and any related provisions;

•                  whether the debt securities will be convertible into securities or other property, including the Corporation’s common stock or other securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at the option of the Corporation or otherwise, the terms and conditions relating to conversion of the debt securities, and any other provisions relating to the conversion of the debt securities;

•                  the obligation, if any, of the Corporation to pay to holders of any debt securities of the series amounts as may be necessary so that net payments on the debt security, after deduction or withholding for or on account of any present or future taxes and other governmental charges imposed by any taxing authority upon or as a result of payments on the securities, will not be less than the gross amount provided in the debt security, and the terms and conditions, if any, on which the Corporation may redeem the debt securities rather than pay such additional amounts;

•                  whether the Corporation will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

•                  any other terms of the series of debt securities.

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holders the right to tender debt securities to Enbridge for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest in the event Enbridge should become involved in a highly leveraged transaction or in the event of a change in control of Enbridge.

Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount.  The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the applicable Prospectus Supplement.

Unless otherwise indicated in the applicable Prospectus Supplement, Enbridge may, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

DESCRIPTION OF SHARE CAPITAL

In this section, the terms “Corporation” and “Enbridge” refer only to Enbridge Inc. and not to its subsidiaries, partnerships or joint venture interests. The following sets forth the terms and provisions of the existing capital of the Corporation. The following description is subject to, and qualified by reference to, the terms and provisions of the Corporation’s articles and by-laws. The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares, issuable in series.

Common Shares

Each common share of the Corporation entitles the holder to one vote for each common share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors of the Corporation, subject to prior satisfaction of preferential dividends applicable to any preference shares, and to participate rateably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the preference shares.

Under the dividend reinvestment and share purchase plan of the Corporation, registered shareholders may reinvest their dividends in additional common shares of the Corporation or make optional cash payments to purchase additional common shares, in either case, free of brokerage or other charges.

The registrar and transfer agent for the common shares in Canada is AST Trust Company (Canada) (formerly CST Trust Company) at its principal transfer offices in Vancouver, British Columbia, Calgary, Alberta, Toronto, Ontario and Montréal, Québec. The co-registrar and co-transfer agent for the common shares in the United States is American Stock Transfer & Trust CO LLC at its principal office in Brooklyn, New York.

Shareholder Rights Plan

The Corporation has a shareholder rights plan (the “Shareholder Rights Plan”) that is designed to encourage the fair treatment of shareholders in connection with any take-over bid for the Corporation.  Rights issued under the Shareholder Rights Plan become exercisable when a person, and any related parties, acquires or announces the intention to acquire 20% or more of the Corporation’s outstanding common shares without complying with certain provisions set out in the Shareholder Rights Plan or without approval of the board of directors of the Corporation.  Should such an acquisition or announcement occur, each rights holder, other than the acquiring person and its related parties, will have the right to purchase common shares of the Corporation at a 50% discount to the market price at that time. For further particulars, reference should be made to the Shareholder Rights Plan, a copy of which may be obtained by contacting the Director, Investor Relations, Enbridge, 200, 425-1st Street S.W., Calgary, Alberta, T2P 3L8; telephone: 1-800-481-2804; fax: 1-403-231-5780; email:  investor.relations@enbridge.com.

Preference Shares

Shares Issuable in Series

The preference shares may be issued at any time or from time to time in one or more series.  Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the articles of the Corporation, determine the designation, rights, privileges, restrictions and conditions to be attached to the preference shares of such series, except that no series shall be granted the right to vote at a general meeting of the shareholders of the Corporation or the right to be convertible or exchangeable for common shares, directly or indirectly.

For preference shares issued that are to be convertible into other securities of the Corporation, including other series of preference shares, no amounts will be payable to convert those preference shares.

Priority

The preference shares of each series shall rank on parity with the preference shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the common shares and over any other shares ranking junior to the preference shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

Voting Rights

Except as required by law, holders of the preference shares as a class shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation, provided that the rights, privileges, restrictions and conditions attached to the preference shares as a class may be added to, changed or removed only with the approval of the holders of the preference shares given in such manner as may then be required by law, at a meeting of the holders of the preference shares duly called for that purpose.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe material Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, if applicable, including whether the payments of dividends on common shares or preference shares or payments of principal, premium, if any, and interest on debt securities payable to a non-resident of Canada will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, any such material consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

The Corporation may sell the Securities to or through underwriters, agents or dealers and also may sell the Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

The Prospectus Supplement relating to each series of the Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers.  Underwriters or agents with respect to Securities sold to or through underwriters or agents will be named in the Prospectus Supplement relating to such Securities.

In connection with the sale of the Securities, underwriters may receive compensation from the Corporation or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions or commissions.  Any such commissions will be paid either using a portion of the funds received in connection with the sale of the Securities or out of the general funds of the Corporation.

Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

In connection with any offering of Securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

The Corporation is a Canadian corporation. While the Corporation has appointed Enbridge (U.S.) Inc. as its agent to receive service of process with respect to any action brought against it in any federal or state court in the United States arising from any offering conducted under this Prospectus, it may not be possible for investors to enforce outside the United States judgments against the Corporation obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Corporation are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

VALIDITY OF SECURITIES

The validity of the debt securities will be passed upon for us by McCarthy Tétrault LLP with respect to matters of Canadian law and by Sullivan & Cromwell LLP with respect to matters of New York law. The validity of the common shares and preference shares will be passed upon for us by McCarthy Tétrault LLP.

EXPERTS

The consolidated annual financial statements of the Corporation as at and for the years ended December 31, 2016 and 2015 incorporated by reference in this Prospectus have been so incorporated in reliance on the audit report of PricewaterhouseCoopers LLP, Chartered Professional Accountants, Calgary, Alberta, on the authority of such firm as experts in auditing and accounting, which is also incorporated by reference in this Prospectus.  In connection with the audit of the Corporation’s consolidated annual financial statements for the year ended December 31, 2016, PricewaterhouseCoopers LLP confirmed that they are independent to the Corporation within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of Alberta.

The consolidated financial statements of Spectra Energy and its subsidiaries as at and for the years ended December 31, 2016 and 2015, appearing in the BAR incorporated by reference in this Prospectus, have been so incorporated in reliance on the audit report of Deloitte & Touche LLP, which is also incorporated by reference in this Prospectus. In connection with the audit of the consolidated statements of operations of Spectra Energy as at and for the year ended December 31, 2016, which are incorporated by reference in this Prospectus, Deloitte & Touche LLP confirmed that they are independent within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) as of the date of issuance of the Spectra Energy Form 10-K.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of securities registered under this registration statement.

SEC registration fee	$0

Trustees’ fees and expenses	*

Printing expenses	*

Legal fees and expenses	*

Accountants’ fees and expenses	*

Miscellaneous	*

Total	*

*To be provided in a prospectus supplement or as an exhibit to filing with the SEC that is incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Section 34 of By-law No. 1 of Enbridge Inc. (“Enbridge” or the “Corporation”) provides, with regard to indemnity and insurance under the Canada Business Corporations Act (the “CBCA” or the “Act”), in part as follows:

“Indemnity of directors, officers and others.  Subject to the limitations contained in the Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if the individual:

(a)                                 acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.”

The CBCA provides that a corporation may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than an action by or on behalf of Enbridge to procure a judgment in its favor) in which the Indemnified Person is involved because of that association with Enbridge or other entity, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b).  In respect of an action by or on behalf of Enbridge or other entity to procure a judgment in its favor, Enbridge, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by an Indemnified Person in connection with such action, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b).  Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from Enbridge in respect of all costs, charges and expenses reasonably incurred by such Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such Indemnified Person is made a party by reason of such Indemnified Person’s association with Enbridge or such other entity, if such Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b) and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such Indemnified Person ought to have done.

As authorized by Section 35 of By-law No. 1, Enbridge has an insurance policy which indemnifies directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the U.S. Securities Act.

Underwriting agreements in respect of offerings of securities under this registration statement may contain provisions by which the underwriters agree to indemnify the Corporation, each of the directors and officers of the Corporation and each person who controls the Corporation within the meaning of the U.S. Securities Act with respect to information furnished by the underwriters for use in the registration statement.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1±	Underwriting Agreement

4.1

Trust Indenture between the Registrant and Deutsche Bank Trust Company Americas, dated February 25, 2005, incorporated by reference to the Registrant’s Registration Statement on Form F-10 (Registration No. 333-189157), filed with the Commission on June 7, 2013 (Exhibit 7.1).

4.2

First Supplemental Indenture to the Indenture between the Registrant and Deutsche Bank Trust Company Americas, dated March 1, 2012, incorporated by reference to the Registrant’s Registration Statement on Form F-10 (Registration No. 333-181333), filed with the Commission on May 11, 2012 (Exhibit 7.3).

4.3

Second Supplemental Indenture to the Indenture between the Registrant and Deutsche Bank Trust Company Americas, dated December 19, 2016, incorporated by reference to the Registrant’s Report on Form 6-K, as filed with the Commission on December 21, 2016 (Acc-no: 000110465916163074).

4.4

Third Supplemental Indenture to the Indenture between the Registrant and Deutsche Bank Trust Company Americas, dated July 14, 2017, incorporated by reference to the Registrant’s Report on Form 6-K, as filed with the Commission on July 14, 2017 (Acc-no: 000110465917044936).

5.1*	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the securities.

5.2*	Opinion of McCarthy Tétrault LLP, Canadian counsel for the Registrant, as to the validity of the securities.

12.1*	Statements re computation of ratios.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 above).

23.4*	Consent of McCarthy Tétrault LLP (included in Exhibit 5.2 above).

24.1*	Power of Attorney for Enbridge Inc. (included on the signature page hereto).

25.1*	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1.

±            To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act incorporated by reference herein.

*            Filed herewith.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 13th day of November, 2017.

ENBRIDGE INC.

/s/ Wanda Opheim
Wanda Opheim
Senior Vice President, Treasury
November 13, 2017

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert R. Rooney and Tyler W. Robinson, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the securities of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them deem appropriate in respect of the securities of the Registrant, to any and all amendments, including post-effective amendments, to this Registration Statement, and to any and all instruments and documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 13, 2017.

/s/ Al Monaco
Al Monaco
President, Chief Executive Officer and Director

/s/ John K. Whelen
John K. Whelen
Executive Vice President & Chief Financial Officer

/s/ Allen C. Capps
Allen C. Capps
Vice President & Chief Accounting Officer

/s/ Gregory L. Ebel
Gregory L. Ebel
Chair of the Board of Directors

/s/ Michael McShane
Michael McShane
Director

/s/ Pamela L. Carter
Pamela L. Carter
Director

/s/ Clarence P. Cazalot Jr.
Clarence P. Cazalot Jr.
Director

/s/ Michael E. J. Phelps
Michael E. J. Phelps
Director

/s/ Marcel R. Coutu
Marcel R. Coutu
Director

/s/ Rebecca B. Roberts
Rebecca B. Roberts
Director

/s/ J. Herb England
J. Herb England
Director

/s/ Dan C. Tutcher
Dan C. Tutcher
Director

/s/ Charles W. Fischer
Charles W. Fischer
Director

/s/ Catherine L. Williams
Catherine L. Williams
Director

/s/ V. Maureen Kempston Darkes
V. Maureen Kempston Darkes
Director

AUTHORIZED REPRESENTATIVE

Pursuant to the United States Securities Act of 1933, as amended, the Authorized Representative has signed this Registration Statement solely in its capacity as the duly authorized representative of Enbridge Inc. in the United States, in the City of Houston, State of Texas on November 13, 2017.

/s/ Valorie Wanner
Valorie Wanner
Corporate Secretary
Authorized Representative in the United States
Enbridge (US) Inc.